UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2021 (February 23, 2021)

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56100	26-468460
(Commission File Number)	(I.R.S. Employer Identification No.)

Kibbutz Alonim, Israel, 3657700

(Address of principal executive offices) (Zip Code)

Tel: (347) 468 9583

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2021, Save Foods, Inc. (the “Company”), filed a Certificate of Amendment with the Secretary of State of the State of Delaware (the “Certificate of Amendment”), pursuant to which the Company effected a one-for-seven (1:7) reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 (the “Reverse Split”). The Reverse Split was approved by the Company’s board of directors on January 18, 2021, under authority granted by the holders of a majority of the Company’s outstanding common stock on October 12, 2020.

Effects of the Reverse Split

Effective Date; Symbol; CUSIP Number. The Reverse Split took effect on February 23, 2021 (the “Effective Date”). In connection with the Reverse Split, the Company’s common stock will continue to trade on the OTC Markets, Pink Open Market, under the symbol “SAFO” but will trade under a new CUSIP Number, 80512Q 303.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each shareholder were converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the Reverse Split, divided by (ii) seven.

No fractional shares will be issued, and no cash or other consideration will be paid as a result of the Reverse Split. Instead, the Company will issue one additional whole share of the post-Reverse Split common stock to any shareholder who otherwise would have received a fractional share as a result of the Reverse Split.

State Filing. The Reverse Split was effected by the Company filing the Certificate of Amendment with the Secretary of State of the State of Delaware on February 23, 2021. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Capitalization. Prior to the Effective Date, the Company was authorized to issue 495,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.0001, and the Reverse Split has no impact on such amount. As of February 22, 2021 (immediately prior to the Effective Date), there were 11,246,592 shares of common stock outstanding. As a result of the Reverse Split, there will be approximately 1,606,760 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Split will not have any effect on the stated par value of the common stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Split.

All options, convertible securities, unvested shares of restricted stock and warrants of the Company outstanding immediately prior to the Reverse Split will be appropriately adjusted by dividing the number of shares of common stock into which the options, convertible securities, unvested shares of restricted stock, restricted stock units and warrants are exercisable or convertible by seven and multiplying the exercise or conversion price thereof by seven, as a result of the Reverse Split.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment dated February 23, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer

Date: February 25, 2021

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